Exhibit 99.1

Nutanix Reports Second Quarter Fiscal 2024 Financial Results

Reports 26% YoY ARR Growth and Strong Free Cash Flow

Delivers Outperformance Across All Second Quarter Guided Metrics

SAN JOSE, Calif. – February 28, 2024 – Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its second quarter ended January 31, 2024.

“Our disciplined execution enabled us to deliver a solid second quarter financial performance against an uncertain, but stable macro backdrop.” said Rajiv Ramaswami, President and CEO of Nutanix. “We continue to remain focused on being a long-term strategic and innovative partner to our customers as they look to operate in a hybrid multicloud world.”

“Our second quarter results demonstrated a good balance of top and bottom line performance with 26% year-over-year ARR growth and strong free cash flow generation,” said Rukmini Sivaraman, CFO of Nutanix. “We also achieved GAAP operating profitability for the first time, reflecting the progress we’ve made in driving operating leverage in our model and optimizing the difference between our GAAP and non-GAAP results.”

Second Quarter Fiscal 2024 Financial Summary

	Q2 FY’24	Q2 FY’23	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$329.5 million	$267.6 million	23%
Annual Recurring Revenue (ARR)[2]	$1.74 billion	$1.38 billion	26%
Average Contract Duration[3]	2.8 years	3.0 years	(0.2) year
Revenue[4]	$565.2 million	$486.5 million	16%
GAAP Gross Margin	85.6%	82.2%	340 bps
Non-GAAP Gross Margin	87.3%	84.8%	250 bps
GAAP Operating Expenses	$446.6 million	$456.2 million	(2)%
Non-GAAP Operating Expenses	$369.4 million	$342.5 million	8%
GAAP Operating Income (Loss)	$37.0 million	$(56.5) million	$93.5 million
Non-GAAP Operating Income	$123.9 million	$70.0 million	$53.9 million
GAAP Operating Margin	6.6%	(11.6)%	18.2% pts

Non-GAAP Operating Margin	21.9%	14.4%	7.5% pts
Net Cash Provided by Operating Activities	$186.4 million	$74.1 million	$112.3 million
Free Cash Flow	$162.6 million	$63.0 million	$99.6 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Third Quarter Fiscal 2024 Outlook

ACV Billings	$265 - $275 million
Revenue	$510 - $520 million
Non-GAAP Gross Margin	~85%
Non-GAAP Operating Margin	7.5% to 8.5%
Weighted Average Shares Outstanding (Diluted)[5]	Approximately 301 million

Fiscal 2024 Outlook

ACV Billings	$1.09 - $1.11 billion
Revenue	$2.12 - $2.15 billion
Non-GAAP Gross Margin	85% to 86%
Non-GAAP Operating Margin	12.5% to 13.5%
Free Cash Flow	$420 - $440 million

Supplementary materials to this press release, including our second quarter fiscal 2024 earnings presentation, can be found at https://ir.nutanix.com/financial/quarterly-results.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s second quarter fiscal 2024 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Footnotes

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Average Contract Duration represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Revenue was negatively impacted by a year-over-year decline in the average contract duration, including as a result of Nutanix’s transition to a subscription-based business model.

5Weighted average share count used in computing diluted non-GAAP net income per share.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Duration. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), costs related to the impairment and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, gains on divestitures, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income (loss), operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Duration, so we have not reconciled the ACV Billings, ARR, or Average Contract Duration data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our third quarter fiscal 2024 outlook and/or our fiscal 2024 outlook: non-GAAP gross margin, non-GAAP operating margin, and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business momentum and prospects, our third quarter fiscal 2024 outlook, and our fiscal 2024 outlook.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: the inherent uncertainty or assumptions and estimates underlying our projections and guidance, which are necessarily speculative in nature; any failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty, including supply chain issues; our ability to attract, recruit, train, retain, and, where applicable, ramp to full productivity, qualified employees and key personnel; factors that could result in the significant fluctuation of our future quarterly operating results (including anticipated changes to our revenue and product mix, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions); our ability to form new or maintain and strengthen existing strategic alliances and partnerships, as well as our ability to manage any changes thereto; the impact of a pandemic or major public health concern; our ability to make share repurchases; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2023 and our subsequent Quarterly Reports on Form 10-Q filed with the SEC. Additional information will be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2024, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running apps and data across clouds. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2024 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Jennifer Massaro

pr@nutanix.com

NUTANIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	July 31, 2023	January 31, 2024
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$512,929	$679,246
Short-term investments	924,466	964,714
Accounts receivable, net	157,251	189,046
Deferred commissions—current	120,001	138,606
Prepaid expenses and other current assets	147,087	108,825
Total current assets	1,861,734	2,080,437
Property and equipment, net	111,865	115,224
Operating lease right-of-use assets	93,554	97,307
Deferred commissions—non-current	237,990	214,555
Intangible assets, net	4,893	6,884
Goodwill	184,938	185,235
Other assets—non-current	31,941	29,892
Total assets	$2,526,915	$2,729,534
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$29,928	$39,544
Accrued compensation and benefits	143,679	177,837
Accrued expenses and other current liabilities	109,269	22,401
Deferred revenue—current	823,665	893,889
Operating lease liabilities—current	29,567	29,151
Total current liabilities	1,136,108	1,162,822
Deferred revenue—non-current	771,367	814,605
Operating lease liabilities—non-current	68,940	73,720
Convertible senior notes, net	1,218,165	1,250,434
Other liabilities—non-current	39,754	39,635
Total liabilities	3,234,334	3,341,216
Stockholders’ deficit:
Common stock	6	6
Additional paid-in capital	3,930,668	4,039,779
Accumulated other comprehensive (loss) income	(5,171)	879
Accumulated deficit	(4,632,922)	(4,652,346)
Total stockholders’ deficit	(707,419)	(611,682)
Total liabilities and stockholders’ deficit	$2,526,915	$2,729,534

NUTANIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2024	2023	2024
	(in thousands, except per share data)
Revenue:
Product	$250,538	$299,660	$459,112	$546,582
Support, entitlements and other services	235,957	265,573	460,992	529,705
Total revenue	486,495	565,233	920,104	1,076,287
Cost of revenue:
Product (1)(2)	15,506	9,402	28,022	19,636
Support, entitlements and other services (1)	71,299	72,154	141,278	143,879
Total cost of revenue	86,805	81,556	169,300	163,515
Gross profit	399,690	483,677	750,804	912,772
Operating expenses:
Sales and marketing (1)(2)	229,788	236,702	466,010	472,025
Research and development (1)	142,301	160,401	291,744	312,376
General and administrative (1)	84,109	49,529	130,213	97,032
Total operating expenses	456,198	446,632	887,967	881,433
(Loss) income from operations	(56,508)	37,045	(137,163)	31,339
Other (expense) income, net	(10,112)	2,096	(23,528)	(3,179)
(Loss) income before provision for income taxes	(66,620)	39,141	(160,691)	28,160
Provision for income taxes	4,170	6,346	9,613	11,218
Net (loss) income	$(70,790)	$32,795	$(170,304)	$16,942
Net (loss) income per share attributable to Class A common stockholders, basic	$(0.31)	$0.13	$(0.74)	$0.07
Net (loss) income per share attributable to Class A common stockholders, diluted	$(0.31)	$0.12	$(0.74)	$0.09
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, basic	231,924	243,853	230,229	242,667
Weighted average shares used in computing net (loss) income per share attributable to Class A common stockholders, diluted	231,924	298,540	230,229	294,851

(1)
Includes the following stock-based compensation expense:

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2024	2023	2024
	(in thousands)
Product cost of revenue	$2,113	$1,697	$4,272	$3,625
Support, entitlements and other services cost of revenue	8,172	7,183	13,518	14,299
Sales and marketing	23,570	20,738	44,042	42,209
Research and development	36,491	40,541	75,113	78,945
General and administrative	14,944	15,810	29,300	30,889
Total stock-based compensation expense	$85,290	$85,969	$166,245	$169,967

(2)
Includes the following amortization of intangible assets:

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2024	2023	2024
	(in thousands)
Product cost of revenue	$2,531	$749	$5,341	$1,860
Sales and marketing	198	82	547	119
Total amortization of intangible assets	$2,729	$831	$5,888	$1,979

NUTANIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended January 31,
	2023	2024
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(170,304)	$16,942
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	39,479	36,389
Stock-based compensation	166,245	169,967
Amortization of debt discount and issuance costs	21,082	22,300
Operating lease cost, net of accretion	18,158	16,046
Early exit of lease-related assets	(1,109)	—
Non-cash interest expense	9,817	10,064
Other	(2,427)	(8,859)
Changes in operating assets and liabilities:
Accounts receivable, net	(28,649)	(19,662)
Deferred commissions	19,110	4,830
Prepaid expenses and other assets	(28,348)	40,575
Accounts payable	(3,171)	8,695
Accrued compensation and benefits	(11,467)	34,158
Accrued expenses and other liabilities	52,423	(86,009)
Operating leases, net	(19,965)	(14,884)
Deferred revenue	78,723	101,329
Net cash provided by operating activities	139,597	331,881
Cash flows from investing activities:
Maturities of investments	529,112	429,219
Purchases of investments	(508,984)	(455,254)
Payments for acquisitions, net of cash acquired	—	(4,500)
Purchases of property and equipment	(30,772)	(36,784)
Net cash used in investing activities	(10,644)	(67,319)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	22,896	15,153
Taxes paid related to net share settlement of equity awards	—	(53,180)
Repayment of convertible notes	(145,704)	—
Repurchases of common stock	—	(59,192)
Payment of finance lease obligations	(2,344)	(1,758)
Net cash used in financing activities	(125,152)	(98,977)
Net increase in cash, cash equivalents and restricted cash	$3,801	$165,585
Cash, cash equivalents and restricted cash—beginning of period	405,862	515,771
Cash, cash equivalents and restricted cash—end of period	$409,663	$681,356
Restricted cash (1)	3,062	2,110
Cash and cash equivalents—end of period	$406,601	$679,246
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$16,191	$14,168
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$18,646	$1,648

(1)
Included within other assets—non-current in the consolidated balance sheets.

Reconciliation of Revenue to Billings

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2024	2023	2024
	(in thousands)
Total revenue	$486,495	$565,233	$920,104	$1,076,287
Change in deferred revenue	42,602	51,250	78,723	101,329
Total billings	$529,097	$616,483	$998,827	$1,177,616

Disaggregation of Revenue and Billings

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2024	2023	2024
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$450,948	$531,983	$853,872	$1,011,461
Professional services revenue	23,442	25,008	45,720	47,843
Other non-subscription product revenue	12,105	8,242	20,512	16,983
Total revenue	$486,495	$565,233	$920,104	$1,076,287
Disaggregation of billings:
Subscription billings	$494,363	$572,759	$935,793	$1,101,673
Professional services billings	22,629	35,482	42,522	58,960
Other non-subscription product billings	12,105	8,242	20,512	16,983
Total billings	$529,097	$616,483	$998,827	$1,177,616

Subscription revenue — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

•
Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
•
Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Professional services revenue — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Other non-subscription product revenue — Other non-subscription product revenue includes $10.9 million and $18.7 million of non-portable software revenue for the three and six months ended January 31, 2023, respectively, $7.0 million and $15.2 million of non-portable software revenue for the three and six months ended January 31, 2024, respectively, $1.2 million and $1.8 million of hardware revenue for the three and six months ended January 31, 2023, respectively, and $1.2 million and $1.8 million of hardware revenue for the three and six months ended January 31, 2024, respectively.

•
Non-portable software revenue — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and can be used over the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.
•
Hardware revenue — In transactions where the hardware appliance is purchased directly from Nutanix, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Annual Contract Value Billings and Annual Recurring Revenue

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2024	2023	2024
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$267,622	$329,481	$483,142	$598,407
Annual Recurring Revenue (ARR)	$1,377,713	$1,737,364	$1,377,713	$1,737,364

Reconciliation of GAAP to Non-GAAP Profit Measures

(Unaudited)

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended January 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended January 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$483,677	$8,880	$749	$—	$—	$—	$—	$493,306
Gross margin	85.6%	1.6%	0.1%	—	—	—	—	87.3%
Operating expenses:
Sales and marketing	236,702	(20,738)	(82)	194	—	—	—	216,076
Research and development	160,401	(40,541)	—	—	—	—	—	119,860
General and administrative	49,529	(15,810)	—	—	(227)	—	—	33,492
Total operating expenses	446,632	(77,089)	(82)	194	(227)	—	—	369,428
Income from operations	37,045	85,969	831	(194)	227	—	—	123,878
Operating margin	6.6%	15.2%	0.1%	—	—	—	—	21.9%
Net income	$32,795	$85,969	$831	$(194)	$117	$16,651	$177	$136,346
Weighted shares outstanding, basic	243,853							243,853
Weighted shares outstanding, diluted (7)	298,540							298,540
Net income per share, basic	$0.13	$0.36	$-	$-	$-	$0.07	$-	$0.56
Net income per share, diluted (8)	$0.12							$0.46

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Restructuring charges (reversals)
(4)
Other
(5)
Amortization of debt discount and issuance costs and interest expense related to the convertible senior notes
(6)
Income tax effect primarily related to stock-based compensation expense
(7)
Includes 54,687 potentially dilutive shares related to the convertible senior notes and the issuance of shares under employee equity incentive plans
(8)
In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $4,271 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Six Months Ended January 31, 2024	(1)	(2)	(3)	(4)	(5)	(6)	Six Months Ended January 31, 2024
	(in thousands, except percentages and per share data)
Gross profit	$912,772	$17,924	$1,860	$—	$—	$—	$—	$932,556
Gross margin	84.8%	1.6%	0.2%	—	—	—	—	86.6%
Operating expenses:
Sales and marketing	472,025	(42,209)	(119)	194	—	—	—	429,891
Research and development	312,376	(78,945)	—	—	—	—	—	233,431
General and administrative	97,032	(30,889)	—	—	(273)	—	—	65,870
Total operating expenses	881,433	(152,043)	(119)	194	(273)	—	—	729,192
Income from operations	31,339	169,967	1,979	(194)	273	—	—	203,364
Operating margin	2.9%	15.8%	0.2%	—	—	—	—	18.9%
Net income	$16,942	$169,967	$1,979	$(194)	$1,083	$32,998	$451	$223,226
Weighted shares outstanding, basic	242,667							242,667
Weighted shares outstanding, diluted (7)	294,851							294,851
Net income per share, basic	$0.07	$0.70	$0.01	$-	$-	$0.14	$-	$0.92
Net income per share, diluted (8)	$0.09							$0.76

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Restructuring charges (reversals)
(4)
Other (amount has been adjusted to reflect an immaterial change to the prior quarter and is now reflected correctly for the year-to-date period)
(5)
Amortization of debt discount and issuance costs and interest expense related to the convertible senior notes
(6)
Income tax effect primarily related to stock-based compensation expense
(7)
Includes 52,184 potentially dilutive shares related to the convertible senior notes and the issuance of shares under employee equity incentive plans
(8)
In accordance with ASC 260, in order to calculate GAAP net income per share, diluted, the numerator has been adjusted to add back $8,451 of interest expense related to the convertible senior notes

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Three Months Ended January 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Three Months Ended January 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$399,690	$10,285	$2,531	$—	$(35)	$—	$—	$—	$412,471
Gross margin	82.2%	2.1%	0.5%	—	—	—	—	—	84.8%
Operating expenses:
Sales and marketing	229,788	(23,570)	(198)	—	533	—	—	—	206,553
Research and development	142,301	(36,491)	—	—	(45)	—	—	—	105,765
General and administrative	84,109	(14,944)	—	(806)	(9)	(38,185)	—	—	30,165
Total operating expenses	456,198	(75,005)	(198)	(806)	479	(38,185)	—	—	342,483
(Loss) income from operations	(56,508)	85,290	2,729	806	(514)	38,185	—	—	69,988
Operating margin	(11.6)%	17.5%	0.6%	0.2%	(0.1)%	7.8%	—	—	14.4%
Net (loss) income	$(70,790)	$85,290	$2,729	$806	$(514)	$38,185	$15,887	$543	$72,136
Weighted shares outstanding, basic	231,924								231,924
Weighted shares outstanding, diluted (8)	231,924								280,661
Net (loss) income per share, basic	$(0.31)	$0.38	$0.01	$-	$-	$0.16	$0.07	$-	$0.31
Net (loss) income per share, diluted	$(0.31)								$0.26

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Costs related to early exit of existing leases
(4)
Restructuring charges
(5)
Litigation settlement accrual and legal fees
(6)
Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(7)
Income tax effect primarily related to stock-based compensation expense
(8)
Includes 48,737 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments							Non-GAAP
	Six Months Ended January 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Six Months Ended January 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$750,804	$17,790	$5,341	$—	$230	$—	$—	$—	$774,165
Gross margin	81.6%	1.9%	0.6%	—	—	—	—	—	84.1%
Operating expenses:
Sales and marketing	466,010	(44,042)	(547)	—	(3,283)	—	—	—	418,138
Research and development	291,744	(75,113)	—	—	(1,661)	—	—	—	214,970
General and administrative	130,213	(29,300)	—	(1,726)	(129)	(38,185)	—	—	60,873
Total operating expenses	887,967	(148,455)	(547)	(1,726)	(5,073)	(38,185)	—	—	693,981
(Loss) income from operations	(137,163)	166,245	5,888	1,726	5,303	38,185	—	—	80,184
Operating margin	(14.9)%	18.1%	0.6%	0.2%	0.6%	4.1%	—	—	8.7%
Net (loss) income	$(170,304)	$166,245	$5,888	$1,726	$5,303	$38,185	$31,617	$1,047	$79,707
Weighted shares outstanding, basic	230,229								230,229
Weighted shares outstanding, diluted (8)	230,229								277,488
Net (loss) income per share, basic	$(0.74)	$0.72	$0.03	$0.01	$0.02	$0.17	$0.14	$-	$0.35
Net (loss) income per share, diluted	$(0.74)								$0.29

(1)
Stock-based compensation expense
(2)
Amortization of intangible assets
(3)
Costs related to early exit of existing leases
(4)
Restructuring charges
(5)
Litigation settlement accrual and legal fees
(6)
Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(7)
Income tax effect primarily related to stock-based compensation expense
(8)
Includes 47,259 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

(Unaudited)

	Three Months Ended January 31,		Six Months Ended January 31,
	2023	2024	2023	2024
	(in thousands)
Net cash provided by operating activities	$74,084	$186,408	$139,597	$331,881
Purchases of property and equipment	(11,070)	(23,764)	(30,772)	(36,784)
Free cash flow	$63,014	$162,644	$108,825	$295,097

Investor Contact:

Richard Valera

ir@nutanix.com

Media Contact:

Jennifer Massaro

pr@nutanix.com